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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated June 29, 1998, relating to the combined financial statements of Leap Wireless International, Inc., and August 28, 1998, relating to the combined consolidated financial statements of the Transworld Companies, which appear in such Prospectus.


PRICEWATERHOUSECOOPERS LLP

San Diego, California
September 23, 1998